Exhibit 99.4

Trade Street Residential, Inc. 19950 West Country Club Drive Suite 800 Aventura, Florida 33180

SUBMIT YOUR PROXY BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

SUBMIT YOUR PROXY BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

SUBMIT YOUR PROXY BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSALS 1 AND 2.

		For	Against	Abstain

1.	Approval of the merger of Trade Street Residential, Inc., a Maryland corporation (“Trade Street”), with and into IRT Limited Partner, LLC (“IRT LP LLC”), a direct wholly owned subsidiary of Independence Realty Trust, Inc. (“IRT”), with IRT LP LLC as the surviving entity (the “Company Merger”), pursuant to the Agreement and Plan of Merger, dated as of May 11, 2015, as such agreement may be amended from time to time (the “Merger Agreement”), by and among IRT, Independence Realty Operating Partnership, LP, IRT’s operating partnership (“IROP”), Adventure Merger Sub LLC, a direct wholly owned subsidiary of IROP, IRT LP LLC, TSRE and Trade Street Operating Partnership, LP, TSRE’s operating partnership, such Merger Agreement as more fully described in the accompanying proxy statement, and the other transactions contemplated by the Merger Agreement.	☐	☐	☐

2.	Approval of one or more adjournments of the special meeting to another date, time or place, if necessary or appropriate, for the purpose of soliciting additional proxies in favor of the proposal to approve the Company Merger and the other transactions contemplated by the Merger Agreement.	☐	☐	☐

NOTE: Such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appears(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

TRADE STREET RESIDENTIAL, INC. PROXY

This proxy is solicited by the Board of Directors

Special Meeting of Stockholders

            , 2015     :00:00

The undersigned stockholder of Trade Street Residential, Inc. (“Trade Street”) hereby appoints Richard H. Ross and Randall C. Eberline, and either of them, as the proxies of the undersigned, with full power of substitution and resubstitution in each of them, to attend the special meeting of stockholders to be held on             , 2015 at                     , Eastern Standard Time, at                     , and any postponement or adjournment thereof, to cast on behalf of the undersigned all of the votes that the undersigned is entitled to cast at such special meeting and otherwise to represent the undersigned at the special meeting with all powers possessed by the undersigned if personally present at the special meeting. The undersigned hereby acknowledges receipt of the accompanying Notice of Special Meeting of Stockholders and the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such special meeting.

This Proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this Proxy will be voted in accordance with the Board of Directors’ recommendations. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the special meeting or any postponement or adjournment thereof. The Board of Directors of Trade Street recommends a vote “FOR” Proposals 1 and 2.

Please mark, sign, date, and return this proxy card promptly using the enclosed envelope.

(Continued and to be signed on reverse side)